Exhibit 99

                                  NEWS RELEASE

[CALIFORNIA WATER SERVICE GROUP SEAL]           [CWT Listed NYSE OBJECT OMITTED]

                         CALIFORNIA WATER SERVICE GROUP

          1720 North First Street
          San Jose, CA 95112-4598                               October 22, 2003
                                                           For Immediate Release

Contact:  Richard Nye    (408) 367-8216 (analysts)
          Shannon Dean (310) 257-1435 (media)                       03GO9

                        CAL WATER ANNOUNCES 12% INCREASE
                        IN THIRD QUARTER 2003 NET INCOME;
               BOARD DECLARES 236th CONSECUTIVE QUARTERLY DIVIDEND

--------------------------------------------------------------------------------

         SAN JOSE, CA - California Water Service Group (NYSE : CWT) today announced third quarter net income of $8.6 million and earnings of $0.53 per share, compared to net income of $7.7 million and earnings of $0.50 per share in the third quarter of 2002.

         Revenue for the third quarter increased $6.8 million or 8% to $88.2 million. Higher water usage by existing customers added $1.5 million, rate increases added $3.2 million, and sales to new customers added $2.0 million, $.9 million of which is attributable to customers added with the acquisition of the Kaanapali Water Corporation in Hawaii.

         According to President and CEO Peter C. Nelson, securing fair and timely rate relief continues to be a key driver of the Company's financial performance.

         "Our approach in the rate setting process is beginning to yield results. We will continue our focus in this area, because it is critical to our continued success," Nelson said.


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

         Third quarter revenues reflect approval by the California Public Utilities Commission (Commission) of the Company's 2001 rate cases. In its decision, the Commission granted an 8.9% rate of return on rate base for 14 of the Company's California Districts and approved rate increases that will add $12.8 million to annual revenues. The Company began charging the new rates on September 9, 2003. Pursuant to a previous decision to establish April 3, 2003 as an effective date for the new rates, the Commission also authorized the Company to collect $5.0 million in surcharges for the period from April 3, 2003 to September 9, 2003, which will be collected over a 12- month period.

         On October 16, 2003, the Commission also approved the Company's request to recover an annual $4.2 million in costs associated with the Bakersfield Treatment Plant. That decision will add $.3 million to revenues in the fourth quarter of 2003 and $4.2 million to revenues in 2004.

         Pending applications to the Commission include general rate case filings made in November 2002 and January 2003. In the third quarter of 2003, the Company also requested recovery of $6 million in "balancing-type memorandum accounts," which primarily reflect electricity rate increases that were not included in rates. The Company cannot predict the amount or the timing of CPUC decisions on pending applications.

         Higher revenues in the third quarter of 2003 were partially offset by an 8% or $5.8 million increase in total operating expenses. Water production costs, which consist of purchased water, power, and pump taxes, increased 8%, reflecting increases in water purchases and higher rates for purchased water as well as a 7% increase in power costs. Maintenance expense increased 5% because more repairs were made to pumping equipment, water lines, and services. Depreciation expense increased 11% due to capital expenditures. Other operating costs increased 7%, primarily due to increases in payroll, related benefit costs, and changes made to the pension plan effective January 1, 2003.

         At their meeting today, the Directors declared a dividend on common stock in the amount of $0.28125 per share, which is the 236th consecutive quarterly dividend. It is payable on November 14, 2003, to stockholders of record on October 31, 2003. The regular dividend on Series C preferred stock was also declared.

         On Thursday, October 23, 2003, at 1 p.m. Pacific Standard Time (4 p.m. Eastern Standard Time), the Company will conduct a teleconference call, at which time management will provide comments about third quarter 2003 operating results and other pertinent matters. Any stockholder or interested investor can listen to the teleconference or a replay. The dial-in number to access the teleconference is 1-800-482-2225, call ID #266638. Additional information about the call, including replay information, is available at the Company's web site, at www.calwater.com.

         California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc. and CWS Utility Services. Together these companies provide regulated and non-regulated water service to over 2 million people in 99 California, Washington, New Mexico and Hawaii communities. Group's common stock trades on the New York Stock Exchange under the symbol "CWT".

         This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and


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

projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include: governmental and regulatory commissions' decisions; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers' prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.

         Additional    information   is   available   at   our   Web   site   at
www.calwater.com.

         Attachments (3).


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                                      ###

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited
(In thousands, except per share data)                     September 30,   December 31,
                                                              2003           2002
                                                          -----------    -----------
ASSETS
Utility plant:
         Utility plant                                    $ 1,063,323    $ 1,001,310
         Less accumulated depreciation and amortization       320,594        304,322
                                                          -----------    -----------
                 Net utility plant                            742,729        696,988
                                                          -----------    -----------
Current assets:
         Cash and cash equivalents                             12,396          1,063
         Receivables                                           26,438         23,961
         Unbilled revenue                                      12,684          7,969
         Materials and supplies at average cost                 2,934          2,760
         Taxes and other prepaid expenses                       8,086          7,234
                                                          -----------    -----------
                 Total current assets                          62,538         42,987
                                                          -----------    -----------
Other assets:
         Regulatory assets                                     53,017         46,089
         Other assets                                          16,907         14,518
                                                          -----------    -----------
                 Total other assets                            69,924         60,607
                                                          -----------    -----------
                                                          $   875,191    $   800,582
                                                          ===========    ===========
CAPITALIZATION AND LIABILITIES
Capitalization:
         Common stock, $.01 par value                     $       169    $       152
         Additional paid-in capital                            93,773         49,984
         Retained earnings                                    148,695        149,215
         Accumulated other comprehensive loss                    (134)          (134)
                                                          -----------    -----------
                 Total common stockholders' equity            242,503        199,217
         Preferred stock                                        3,475          3,475
         Long-term debt, less current maturities              270,909        250,365
                                                          -----------    -----------
                 Total capitalization                         516,887        453,057
                                                          -----------    -----------
Current liabilities:
         Current maturities of long-term debt                     900          1,000
         Short-term borrowings                                  2,479         36,379
         Accounts payable                                      29,020         23,706
         Accrued expenses and other liabilities                44,070         30,456
                                                          -----------    -----------
                 Total current liabilities                     76,469         91,541

Unamortized investment tax credits                              2,875          2,774
Deferred income taxes                                          38,414         31,371
Regulatory and other liabilities                               34,123         28,804
Advances for construction                                     120,919        115,459
Contributions in aid of construction                           85,504         77,576
Commitments and contingencies                                      --             --
                                                          -----------    -----------
                                                          $   875,191    $   800,582
                                                          ===========    ===========


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

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
Unaudited

For the three months ended:                         September 30,  September 30,
                                                        2003           2002
                                                      --------       --------
Operating revenue                                     $ 88,197       $ 81,440
                                                      --------       --------
Operating expenses:
        Operations                                      58,398         54,190
        Maintenance                                      3,172          3,010
        Depreciation and amortization                    5,830          5,263
        Income taxes                                     5,587          5,047
        Property and other taxes                         2,691          2,333
                                                      --------       --------
              Total operating expenses                  75,678         69,843
                                                      --------       --------
              Net operating income                      12,519         11,597
                                                      --------       --------
Other income and expenses:
              Non-regulated income, net                    623            527
              Gain on sale of non-utility property          24            (13)
                                                      --------       --------
                                                           647            514

Interest expense:
        Long-term debt interest                          4,234          4,149
        Other interest                                     345            287
                                                      --------       --------
              Total interest expense                     4,579          4,436

Net income                                            $  8,587       $  7,675
                                                      ========       ========
Earnings per share
        Basic                                         $   0.53       $   0.50
                                                      ========       ========
        Diluted                                       $   0.53       $   0.50
                                                      ========       ========
Weighted average shares outstanding
        Basic                                           16,209         15,182
                                                      ========       ========
        Diluted                                         16,222         15,185
                                                      ========       ========
Dividends per share of common stock                   $0.28125       $0.28000
                                                      ========       ========


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

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
Unaudited

For the nine months ended:                          September 30,  September 30,
                                                        2003           2002
                                                      --------       --------
Operating revenue                                     $207,502       $202,234
                                                      --------       --------
Operating expenses:
        Operations                                     141,851        134,222
        Maintenance                                      9,488          8,365
        Depreciation and amortization                   17,428         16,045
        Income taxes                                     8,348         10,898
        Property and other taxes                         7,694          7,349
                                                      --------       --------
              Total operating expenses                 184,809        176,879
                                                      --------       --------
              Net operating income                      22,693         25,355
                                                      --------       --------
Other income and expenses:
              Non-regulated income, net                  1,792          1,417
              Gain on sale of non-utility property       1,535          1,961
                                                      --------       --------
                                                         3,327          3,378

Interest expense:
        Long-term debt interest                         12,451         11,518
        Other interest                                   1,165            994
                                                      --------       --------
              Total interest expense                    13,616         12,512

Net income                                            $ 12,404       $ 16,221
                                                      ========       ========
Earnings per share
        Basic                                         $   0.79       $   1.06
                                                      ========       ========
        Diluted                                       $   0.79       $   1.06
                                                      ========       ========
Weighted average shares outstanding
        Basic                                           15,528         15,182
                                                      ========       ========
        Diluted                                         15,539         15,185
                                                      ========       ========
Dividends per share of common stock                   $0.84375       $0.84000
                                                      ========       ========


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